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                           SECURITIES PLEDGE AGREEMENT

                            Made on November 27, 1996

                                     Between

                        STATIA TERMINALS CORPORATION N.V.
                                   as Pledgor

                                       and

                               MARINE MIDLAND BANK
                                   as Trustee

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                                 MCMILLAN BINCH
                                    ---------
                             BARRISTERS & SOLICITORS


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                                TABLE OF CONTENTS

RECITALS.....................................................................1

SECTION 1 -- DEFINITIONS.....................................................2
      1.1   .................................................................2
            (1)   Additional Shares..........................................2
            (2)   Capital Stock..............................................2
            (3)   Distributions..............................................2
            (4)   Documents..................................................2
            (5)   Event of Default...........................................2
            (6)   Intangibles................................................2
            (7)   Lien.......................................................2
            (8)   Pledged Collateral.........................................3
            (9)   Pledged Shares.............................................3
            (10)  Proceeds ..................................................3
            (11)  security interest .........................................3
            (12)  Secured Obligations........................................3
            (13)  Termination Date ..........................................3
            (14)  Trustee ...................................................3

SECTION 2 -- PLEDGE..........................................................3
      2.1   .................................................................3

SECTION 3 -- SECURED OBLIGATIONS.............................................4
      3.1   .................................................................4

SECTION 4 -- NO RELEASE......................................................4
      4.1   .................................................................4

SECTION 5 -- DELIVERY OF PLEDGED COLLATERAL..................................5
      5.1   .................................................................5
      5.2   .................................................................5

SECTION 6 -- SUPPLEMENTS, FURTHER ASSURANCES.................................5
      6.1   .................................................................5
      6.2   .................................................................5

SECTION 7 -- REPRESENTATIONS, WARRANTIES AND COVENANTS.......................6
      7.1   .................................................................6
            (1)   No Liens...................................................6
            (2)   Authorization, Enforceability..............................6
            (3)   No Consents, etc...........................................6
            (4)   Due Authorization and Issuance.............................6
            (5)   Chief Place of Business....................................6


                                      (i)
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            (6)   Delivery of Pledged Collateral; Filings....................7
            (7)   Pledged Collateral.........................................7
            (8)   No Violations, etc.........................................7
            (9)   Ownership of Pledged Collateral............................7
            (10)  No Options, Warrants, etc..................................7
            (11)  Preservation of Title......................................7
      7.2   .................................................................7

SECTION 8 -- VOTING RIGHTS; DISTRIBUTIONS; ETC...............................8
      8.1   .................................................................8
      8.2   .................................................................8
      8.3   .................................................................9
      8.4   .................................................................9
      8.5   .................................................................9

SECTION 9 -- TRANSFERS AND OTHER LIENS; ADDITIONAL SHARES...................10
      9.1   ................................................................10
      9.2   ................................................................10

SECTION 10 -- REASONABLE CARE...............................................10
      10.1  ................................................................10

SECTION 11 -- REMEDIES UPON DEFAULT; DECISIONS RELATING TO EXERCISE
      OF REMEDIES...........................................................10
      11.1  ................................................................10
      11.2  ................................................................11
      11.3  ................................................................11
      11.4  ................................................................12
      11.5  ................................................................12

SECTION 12 -- APPLICATION OF PROCEEDS.......................................12
      12.1  ................................................................12

SECTION 13 -- EXPENSES......................................................12
      13.1  ................................................................12

SECTION 14 -- NO WAIVER; CUMULATIVE REMEDIES................................12
      14.1  ................................................................12
      14.2  ................................................................13

SECTION 15 -- TRUSTEE.......................................................13
      15.1  ................................................................13

SECTION 16 -- TRUSTEE MAY PERFORM; TRUSTEE APPOINTED ATTORNEY-IN-
      FACT..................................................................13


                                      (ii)

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      16.1  ................................................................13

SECTION 17 -- REINSTATEMENT.................................................14
      17.1  ................................................................14

SECTION 18 -- MISCELLANEOUS.................................................14
      18.1  Notices.........................................................14
      18.2  Continuing Lien; Assignment.....................................14
      18.3  Governing Law and Submission to Jurisdiction....................14
      18.4  Severability of Provisions......................................15
      18.5  Execution in Counterparts.......................................15
      18.6  Headings........................................................15
      18.7  Obligations Absolute............................................15
      18.8  Limitation on Interest Payable..................................16


                                      (iii)

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                           SECURITIES PLEDGE AGREEMENT


This Agreement is made on November 27, 1996, between

                        Statia Terminals Corporation N.V.
                        as Pledgor ("Pledgor")

                                       and

                        Marine Midland Bank
                        as Trustee

RECITALS

A. Statia Terminals Canada, Incorporated and Statia Terminals International N.V., as issuers (collectively, the "Issuers"), Pledgor and certain subsidiaries of the Issuers, as guarantors, and Trustee are contemporaneously with the execution and delivery of this Agreement, entering into a certain indenture (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"), dated November 27, 1996, pursuant to which Pledgor is issuing its 11 3/4% first mortgage notes due 2003 (the "First Mortgage Notes"), in the aggregate principal amount of U.S.$135,000,000. It is contemplated that the Issuers may, after the date hereof, (i) issue exchange notes pursuant to the Indenture (the "Exchange Notes"; together with the First Mortgage Notes, the "Notes") and (ii) incur certain additional indebtedness ("Additional Secured Indebtedness" as defined pursuant to the Indenture) which shall be equally and rateably secured by the Pledged Collateral (as hereinafter defined).

B. Pledgor is the owner of the Pledged Collateral (as hereinafter defined).

C. This Agreement is given by Pledgor in favour of Trustee for its benefit and the benefit of the holders of the Notes and the holders of the Additional Secured Indebtedness (collectively, the "Secured Parties") to secure the payment and performance of the Secured Obligations (as hereinafter defined) pursuant to Pledgor's Guarantee (as defined in the Indenture).

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Trustee hereby agree as follows:

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SECTION 1 -- DEFINITIONS

1.1 Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Indenture. Such definitions shall be applicable equally to the singular and plural forms of the terms defined. The following terms shall have the following meanings.

(1) Additional Shares shall mean, collectively, (i) all additional shares of Capital Stock of any issuer of the Pledged Shares from time to time acquired by Pledgor in any manner and (ii) all issued and outstanding shares of Capital Stock of each Person which, after the date of this Agreement, is or becomes, as a result of any occurrence, a Restricted Subsidiary of Pledgor (which, in each case, are and shall remain at all times until this Agreement terminates, certificated shares) including the certificates representing such additional shares and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares.

(2) Capital Stock of any Person means any and all shares, participations or other equivalents of or interest in (however designated) the equity (including, without limitation, common stock, preferred stock and partnership, membership or other such interests) of such Person.

(3) Distributions shall mean all dividends, cash, options, warrants, rights, instruments, distributions, partnership distributions, returns of capital, income, profits and other property, interests or proceeds from time to time received, receivable or otherwise distributed to Pledgor in respect of or in exchange for any or all of the Pledged Shares.

(4) Documents shall mean, collectively, all documents relating to any of the Pledged Collateral and shall also include, without limitation, any and all books, records, ledgers, printouts, computer recording media, data files, tapes, file materials and other papers containing information relating to any of the Pledged Collateral.

(5) Event of Default means an "Event of Default" as defined in the Indenture.

(6) Intangibles shall mean all personal property relating to any of the Pledged Collateral, including choses in action, that is not goods, chattel paper, documents of title, instruments, money or securities.

(7) Lien means, with respect to any asset or property, any mortgage, deed of trust, debenture, fiduciary transfer, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset or property, whether or not filed, recorded or otherwise perfected under applicable law (including without limitation any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes of any jurisdiction)).

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(8) Pledged Collateral shall have the meaning assigned to such term in Section 2 of this Agreement.

(9) Pledged Shares shall mean, collectively, (i) all issued and outstanding shares of Capital Stock of each Person described in Schedule A hereto (which are and shall remain at all times until this Agreement terminates, certificated shares), including the certificates representing the Pledged Shares and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares and (ii) as of the date of acquisition thereof by Pledgor, all Additional Shares.

(10) Proceeds shall include, without limitation, any and all (i) proceeds of any insurance (except payments made to a Person which is not a party to this Agreement), indemnity, warranty or guarantee payable to Trustee or to Pledgor from time to time with respect to any of the Pledged Collateral, (ii) payments (in any form whatsoever) made or due and payable to Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Collateral by any governmental authority (or any Person acting under color of a governmental authority), (iii) instruments representing obligations to pay amounts in respect of Pledged Shares, (iv) products of the Pledged Collateral, and (v) other amounts from time to time paid or payable under or in connection with any of the Pledged Collateral.

(11) security interest means an interest in personal property that secures payment or performance of an obligation, and includes, whether or not the interest secures payment or performance of an obligation, the interest of a transferee of an account or chattel paper.

(12) Secured Obligations shall have the meaning assigned to such term in Section 3 of this Agreement.

(13) Termination Date means the date on which Pledgor shall have complied with all of the conditions precedent set forth in Article Eight of the Indenture for satisfaction and discharge of the Indenture.

(14) Trustee means Marine Midland Bank and its successors and assigns in its capacity as trustee for and on behalf of itself and for the benefit of the Secured Parties.

SECTION 2 -- PLEDGE

2.1 As collateral security for the payment and performance when due of all the Secured Obligations, Pledgor hereby pledges, assigns, hypothecates, mortgages, delivers, deposits and transfers to Trustee for its benefit and the benefit of the Secured Parties, and creates a continuing first priority security interest in, all of the right, title and interest of Pledgor in, to and under the following property, whether now existing or hereafter acquired (collectively, the "Pledged Collateral"):

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      (1) all Pledged Shares;

      (2) all Additional Shares;

      (3) all Distributions;

      (4) all Intangibles;

      (5) all Documents; and

      (6) all Proceeds of any of the foregoing.

SECTION 3 -- SECURED OBLIGATIONS

3.1 This Agreement secures, and the Pledged Collateral is collateral security for, the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for Pledgor or any property or assets of Pledgor becoming the subject of a bankruptcy or similar proceeding under the Bankruptcy and Insolvency Act (Canada) or the Companies Creditors' Arrangement Act (Canada) or any other applicable insolvency or bankruptcy legislation, or Pledgor becoming a party to any bankruptcy, insolvency, moratorium or similar proceeding which gives rise to a stay which has the effect of preventing Trustee from enforcing its rights hereunder), of
(i) all Obligations of Pledgor now existing or hereafter arising under or in respect of the Indenture, its Guarantee and the Notes (including, without limitation, the obligation of Pledgor to pay principal of, premium, if any, and interest on the Notes when due and payable) and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and all other amounts due or to become due and owing by Pledgor under or in connection with the Indenture, the Guarantee, the Notes and the Additional Secured Indebtedness and (ii) without duplication of the amounts described in clause (i), all obligations, indebtedness and liabilities of Pledgor now existing or hereafter arising under or in respect of this Agreement, including, without limitation, with respect to all charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Agreement (the obligations described in clauses
(i) and (ii) of this Section 3, collectively, the "Secured Obligations").

SECTION 4 -- NO RELEASE

4.1 Nothing set forth in this Agreement shall relieve Pledgor from the performance of any term, covenant, condition or agreement on Pledgor's part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any Person under or in respect of any of the Pledged Collateral or shall impose any obligation on Trustee or any Secured Party to perform or observe any such term, covenant, condition or agreement on Pledgor's part to be so performed or observed or shall impose any liability on Trustee or any Secured Party for any act or omission on the part of Pledgor relating thereto or for any breach

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of any representation or warranty on the part of Pledgor contained in this
Agreement, or under or in respect of the Pledged Collateral or made in connection herewith or therewith.

SECTION 5 -- DELIVERY OF PLEDGED COLLATERAL

5.1 All certificates, agreements or instruments representing or evidencing the Pledged Collateral, to the extent not previously delivered to Trustee, shall immediately upon receipt thereof by Pledgor be delivered to and held by or on behalf of Trustee pursuant hereto. All Pledged Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed powers of attorney endorsed in blank, all in form and substance satisfactory to Trustee. Trustee shall have the right, at any time upon the occurrence and during the continuance of an Event of Default and without notice to Pledgor, to endorse, assign or otherwise transfer to or to obtain registration in the name of Trustee or any of its nominees any or all of the Pledged Collateral. In addition, Trustee shall have the right at any time to exchange certificates representing or evidencing Pledged Collateral for certificates of smaller or larger denominations. If requested by Trustee at any time, Pledgor will execute and deliver to Trustee a stock transfer direction to the transfer agent of the Pledged Collateral, if applicable; provided that Trustee will only exercise such stock transfer direction upon the occurrence of and during the continuance of an Event of Default.

5.2 If the issuer of Pledged Shares is incorporated in a jurisdiction which does not permit the use of certificates to evidence equity ownership, then Pledgor shall, to the extent permitted by applicable law, record such pledge on the stock register of the issuer, execute any customary stock pledge forms or other documents necessary or appropriate to complete the pledge and give Trustee the right to transfer such Pledged Shares under the terms hereof and provide to Trustee an opinion of counsel, in form and substance reasonably satisfactory to Trustee, confirming such pledge.

SECTION 6 -- SUPPLEMENTS, FURTHER ASSURANCES

6.1 Pledgor agrees that at any time and from time to time, at the sole cost and expense of Pledgor, Pledgor shall promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or that Trustee may reasonably request, in order to protect the pledge and Lien granted or purported to be granted hereby or to enable Trustee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

6.2 Pledgor shall, upon obtaining any Pledged Shares of any Person, promptly (and in any event within five Business Days) deliver to Trustee a pledge amendment, duly executed by Pledgor, in substantially the form of Exhibit I hereto (each, a "Pledge Amendment"), in respect of the additional Pledged Shares which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional shares. Pledgor hereby authorizes Trustee to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to Trustee shall for all purposes hereunder be considered Pledged Collateral from and after the

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date of such Pledge Amendment. All certificates, instruments or other documents evidencing or representing any additional Pledged Shares hereinafter acquired by Pledgor shall forthwith after issuance be delivered to and remain in the custody of Trustee or its nominee.

SECTION 7 -- REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1 Pledgor represents, warrants and covenants as follows:

(1) No Liens. Pledgor is, and at the time of any delivery of any Pledged Collateral to Trustee pursuant to Section 5 of this Agreement will be, the sole holder of record and the sole beneficial owner of the Pledged Collateral. All Pledged Collateral is on the date hereof, and will be, so owned by Pledgor free and clear of any Lien except for the Lien granted to Trustee pursuant to this Agreement.

(2) Authorization, Enforceability. Pledgor has the requisite corporate power, authority and legal right to pledge, assign, hypothecate, mortgage, transfer, deliver and deposit all the Pledged Collateral pursuant to this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(3) No Consents, etc. No consent of any party (including, without limitation, stockholders or creditors of Pledgor) and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, or (ii) for the exercise by Trustee of the voting or other rights provided for in this Agreement, or (iii) for the exercise by Trustee of the remedies in respect of the Pledged Collateral pursuant to this Agreement, except for consents, authorizations, approvals and other filings and notices as may be required in connection with any disposition of the Pledged Collateral by applicable laws affecting the offering and sale of securities generally and the resolution of the board of directors of Pledgor approving the transfer of the Pledged Collateral executed on the date hereof and delivered to Trustee.

(4) Due Authorization and Issuance. All of the Pledged Shares have been, and to the extent hereafter issued will be upon such issuance, duly authorized and validly issued and fully paid and nonassessable.


(5) Chief Place of Business. Pledgor's chief place of business is located at [ ]. Pledgor shall not move its chief place of business except to such new location as Pledgor may establish in accordance with the last sentence of this subsection 7.1(5). Pledgor shall not establish a new location for its chief place of business nor shall it change its name until it shall have given Trustee not less than forty-five (45) days' prior written notice of its intention so to do, clearly


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describing such new location or name and providing such other information in connection therewith as Trustee or any Secured Party may request; and with respect to such new location or name, Pledgor shall have taken all action necessary or required by any and all existing or future applicable laws or as Trustee shall from time to time reasonably request to maintain the validity of Trustee's interests in the Pledged Collateral intended to be granted hereby.

(6) Delivery of Pledged Collateral; Filings. Pledgor has delivered to Trustee all certificates representing the Pledged Shares and has caused to be made all filings required under applicable law (which filings are set forth in Schedule B annexed hereto) in connection with the Lien created by this Agreement, and such delivery, filing and pledge of the Pledged Collateral pursuant to this Agreement creates a valid and first priority Lien in the Pledged Collateral securing the payment of the Secured Obligations pursuant to the laws in effect in each applicable jurisdiction.

(7) Pledged Collateral. All information set forth herein, including the Schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party in connection with this Agreement, in each case, relating to the Pledged Collateral is accurate and complete in all respects.

(8) No Violations, etc. The pledge of the Pledged Collateral pursuant to this Agreement does not violate any laws of any of the applicable jurisdictions that this agreement is or may be subject to, including, without limitation, Regulation G, T, U or X of the Federal Reserve Board.

(9) Ownership of Pledged Collateral. Except as otherwise permitted by the Indenture, Pledgor at all times will be the sole beneficial owner of the Pledged Collateral.

(10) No Options, Warrants, etc. There are no options, warrants, calls, rights, commitments or agreements of any character to which Pledgor is a party or by which it is bound obligating Pledgor to issue, deliver or sell or cause to be issued, delivered or sold, additional Pledged Shares or obligating Pledgor to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no voting trusts or other agreements or understandings to which Pledgor is a party with respect to the voting of the capital stock of any issuer of the Pledged Shares.

(11) Preservation of Title. Pledgor has and will defend title to the Pledged Collateral and the Liens of Trustee thereon against the claim of any Person and will maintain and preserve such title and Liens until the Termination Date.

7.2 The representations and warranties set forth in Section 7.1 shall survive the execution and delivery of this Agreement.


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SECTION 8 -- VOTING RIGHTS; DISTRIBUTIONS; ETC.

8.1 So long as no Event of Default shall have occurred and be continuing:

      (1) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms or purpose of this Agreement and the Indenture; provided, however, that Pledgor shall not in any event exercise such rights in any manner which may have an adverse effect on the value of the Pledged Collateral or the security intended to be provided by this Agreement or have the effect of imposing any restriction on the transferability or marketability of the Pledged Collateral.

      (2) Subject to the terms of the Indenture, Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Indenture; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be, and shall be forthwith delivered to Trustee to hold, as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Trustee, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Trustee as Pledged Collateral in the same form as so received (with any necessary endorsement).

      (3) Trustee shall be deemed without further action or formality to have granted to Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of Pledgor and at Pledgor's sole cost and expense, from time to time execute and deliver (or cause to be executed and delivered) to Pledgor all such instruments as Pledgor may reasonably request in order to permit Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to subsection 8.1(1) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to subsection 8.1(2) hereof.

8.2 Upon the occurrence and during the continuance of an Event of Default:


      (1) All rights of Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to subsection 8.1(1) hereof without any action or the giving of any notice shall cease, and all such rights shall thereupon become vested in Trustee, which shall thereupon have the sole right to exercise such voting and other consensual rights as though it were the outright owner thereof.

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      (2)   Without limitation to the foregoing, Trustee may exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof including, without limitation, the right to exchange at its discretion such Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of any Person or upon the exercise by any Person or Trustee of any right, privilege or option pertaining to such Pledged Collateral, and in connection therewith, to deposit and deliver such Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it.

      (3) All rights of Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to subsection 8.1(2) hereof shall cease and all such rights shall thereupon become vested in Trustee, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

8.3 Pledgor hereby revokes all previous proxies with regard to the Pledged Collateral and grants a proxy to Trustee to attend and vote at any and all meetings of the shareholders of the Subsidiaries of Pledgor that issued the Pledged Collateral, and any adjournments thereof, held on or after the date hereof and prior to the Termination Date and to execute any and all written consents of shareholders in connection therewith, with the same effect as if Pledgor had personally attended the meetings or had personally voted its shares or had personally signed the written consents. Pledgor hereby authorizes Trustee to substitute another Person as the proxyholder and hereby authorizes and directs such proxyholder to file this proxy and any substitution instrument with the secretary of the appropriate Subsidiary. This proxy is coupled with an interest and is irrevocable until the Termination Date. The Trustee shall not exercise its rights under the proxy granted pursuant to this subsection 8.3 unless an Event of Default shall have occurred and be continuing.

8.4 Pledgor shall, at Pledgor's sole cost and expense, from time to time execute and deliver to Trustee additional instruments as Trustee may request in order to permit Trustee to exercise the voting and other rights which it may be entitled to exercise pursuant to subsections 8.2(1) and 8.2(2) hereof and to receive all

Distributions which it may be entitled to receive under Subsection 8.2(3) hereof.

8.5 All Distributions which are received by Pledgor contrary to the provisions of subsection 8.2(3) hereof shall be received in trust for the benefit of Trustee, shall be segregated from other funds of Pledgor and shall immediately be paid over to Trustee as Pledged Collateral in the same form as so received (with any necessary endorsement).

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SECTION 9 -- TRANSFERS AND OTHER LIENS; ADDITIONAL SHARES

9.1 Pledgor shall not (i) sell, convey, assign or otherwise dispose of, or grant any option, right or warrant with respect to, any of the Pledged Collateral except as permitted by the Indenture, (ii) create or permit to exist any Lien upon or with respect to any Pledged Collateral other than the Lien and security interest granted to Trustee under this Agreement, or (iii) permit any issuer of the Pledged Shares to merge, consolidate or change its legal form, unless all of the outstanding capital stock or partnership interests of the surviving or resulting corporation or partnership as the case may be is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares or partnership interests of any other constituent corporation or partnership.

9.2 Pledgor shall (i) cause each issuer of the Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to Pledgor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of capital stock or other equity securities of the issuer of the Pledged Shares which are required to be pledged hereunder.

SECTION 10 -- REASONABLE CARE

10.1 Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which Trustee, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither Trustee nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Trustee or any other Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

SECTION 11 -- REMEDIES UPON DEFAULT; DECISIONS RELATING TO
EXERCISE OF REMEDIES

11.1 If any Event of Default shall have occurred and be continuing, Trustee shall have the right, in addition to other rights and remedies provided for herein or otherwise available to it, to be exercised in accordance with the terms of, and at the times, if any, specified in the Indenture, subject to any restrictions contained in the applicable Intercreditor Agreement, (i) to retain and apply the Distributions to the Secured Obligations as provided in Section 12 hereof, and (ii) to exercise all the rights and remedies of a secured party on default under all applicable laws in effect at that time, and Trustee may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof (including, without limitation, any partial interest in the Pledged Shares, to the extent permitted by applicable law) in one or more parcels at public or private sale, at any exchange, broker's board or at any of Trustee's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Trustee may deem commercially reasonable, irrespective of the

                                                                  EXECUTION COPY
                                     - 11 -


impact of any such sales on the market price of the Pledged Collateral. Trustee or any other Secured Party may be the purchaser of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor acknowledges and agrees that, to the extent notice of sale shall be required by law, ten days notice to Pledgor of the time and place of any public sale or the time after which any private sale or other intended disposition is to take place shall constitute reasonable notification of such matters. No notification need be given to Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition. Trustee shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives, to the fullest extent permitted by law, any claims against Trustee arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Trustee accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

11.2 Pledgor acknowledges that any such private sales may be at prices and on terms less favourable to Trustee than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act of 1933 (15 USCS @ 77a (1996)), as amended from time to time or a prospectus qualifying the Pledged Collateral for distribution in the Province of Nova Scotia and/or the other provinces of Canada), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to qualify a prospectus under applicable Canadian securities laws or register it for a form of public sale requiring registration under any other applicable securities laws, even if such issuer would agree to do so.

11.3 If Trustee determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, Pledgor shall from time to time furnish to Trustee all such information as Trustee may request in order to determine the number of securities included in the Pledged Collateral which may be sold by Trustee pursuant to prospectus and registration exemptions under applicable Canadian securities laws or as exempt transactions under the Securities Act of 1933 and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

                                                                  EXECUTION COPY
                                     - 12 -


11.4 Pledgor recognizes that, by reason of certain prohibitions contained in laws, rules, regulations or orders of any foreign governmental authority, Trustee may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such foreign governmental authority. Pledgor acknowledges that any such sales may be at prices and on terms less favourable to Trustee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, Trustee shall have no obligation to engage in public sales.

11.5 In addition to any of the other rights and remedies hereunder, Trustee shall have the right to institute a proceeding seeking specific performance in connection with any of the agreements or obligations hereunder.

SECTION 12 -- APPLICATION OF PROCEEDS

12.1 The proceeds received by Trustee in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by Trustee of its remedies as a secured creditor as provided in
Section 11 hereof shall be applied, together with any other sums then held by Trustee pursuant to this Agreement, promptly by Trustee in the manner set forth in the Indenture and/or the applicable Intercreditor Agreement.

SECTION 13 -- EXPENSES

13.1 Pledgor will upon demand pay to Trustee the amount of any and all expenses,

including the fees and expenses of its counsel and the fees and expenses of any experts and agents which Trustee may incur in connection with (i) the collection of the Secured Obligations, (ii) the enforcement and administration of this Agreement, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iv) the exercise or enforcement of any of the rights of Trustee or any Secured Party hereunder or (v) the failure by Pledgor to perform or observe any of the provisions hereof. All amounts payable by Pledgor under this Section 13.1 shall be due upon demand and shall be part of the Secured Obligations. Pledgor's obligations under this Section 13.1 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations hereunder.

SECTION 14 -- NO WAIVER; CUMULATIVE REMEDIES

14.1 No failure on the part of Trustee to exercise, no course of dealing with respect to, and no delay on the part of Trustee in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

                                                                  EXECUTION COPY
                                     - 13 -


14.2 In the event Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Trustee, then and in every such case, Pledgor, Trustee and each holder of any of the Secured Obligations shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of Trustee and the Secured Parties shall continue as if no such proceeding had been instituted.

SECTION 15 -- TRUSTEE

15.1 Trustee has been appointed as trustee hereunder pursuant to the Indenture. The actions of Trustee hereunder are subject to the provisions of the Indenture. Trustee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral), in accordance with this Agreement and the Indenture. Trustee may resign and a successor Trustee may be appointed in the manner provided in the Indenture. Upon the acceptance of any appointment as Trustee by a successor Trustee, that successor Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Trustee under this Agreement, and the retiring Trustee shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Trustee's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this

Agreement while it was Trustee.

SECTION 16 -- TRUSTEE MAY PERFORM; TRUSTEE APPOINTED ATTORNEY-
IN-FACT

16.1 If Pledgor shall fail to do any act or thing that it has covenanted to do hereunder or if any warranty on the part of Pledgor contained herein shall be breached, Trustee or any Secured Party may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose. Any and all amounts so expended by Trustee or such Secured Party shall be paid by Pledgor immediately upon demand therefor, with interest at 2% in excess of the rate then payable under the Notes (the "Default Rate") during the period from and including the date on which such funds were so expended to the date of repayment. Pledgor's obligations under this Section 16 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations under this Agreement. Pledgor hereby appoints Trustee its attorney-in-fact with an interest, with full authority in the place and stead of Pledgor and in the name of Pledgor, or otherwise, from time to time in Trustee's discretion to take any action and to execute any instrument consistent with the terms of this Agreement and the Indenture which the Trustee may deem necessary or advisable to accomplish the purposes of this Agreement. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue and in accordance with the terms hereof.

                                                                  EXECUTION COPY
                                     - 14 -


SECTION 17 -- REINSTATEMENT

17.1 This Pledge Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor for liquidation or reorganization, should Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned, and in any such case, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 18 -- MISCELLANEOUS

18.1 Notices. Unless otherwise provided herein, any notice or other communication herein required or permitted to be given shall be given in the manner at the address set forth in the Indenture, or as to any party at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 18.1. All such notices and other communications shall be deemed to have been given when delivered in person, or received by telecopy or telex; or one (1) Business Day after delivery to the office of an overnight courier service; or five (5) Business Days after deposit in the mail, registered or certified, with postage prepaid and properly addressed; provided, however, that notices to Trustee shall not be effective until received by Trustee.

18.2 Continuing Lien; Assignment. This Agreement shall create a continuing Lien in the Pledged Collateral and shall (i) be binding upon Pledgor, its successors and assigns, and (ii) inure, together with the rights and remedies of Trustee hereunder, to the benefit of Trustee and the other Secured Parties and each of their respective successors, transferees and assigns; no other Person (including, without limitation, any other creditor of Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any Note held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Indenture.

18.3 Governing Law and Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Province of Nova Scotia and of Canada applicable therein. Pledgor irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Nova Scotia and of Canada sitting in Nova Scotia in any action or proceeding arising out of or relating to this Agreement and irrevocably agrees that all such actions and proceedings may be heard and determined in such courts, and irrevocably waives, to the fullest extent possible, the defence of an inconvenient forum. A judgment or order in any such action or proceeding may be enforced in any jurisdiction in any manner provided by law. For greater certainty, Trustee may serve legal process in any manner permitted by law

                                                                  EXECUTION COPY
                                     - 15 -


and may bring an action or proceeding against Pledgor or the property or assets of Pledgor in the courts of any jurisdiction.

18.4 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

18.5 Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same Agreement.

18.6 Headings. The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.


18.7 Obligations Absolute. All obligations of Pledgor hereunder shall be absolute and unconditional irrespective of:

      (1) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Pledgor;

      (2) any lack of validity or enforceability of the Indenture or the Notes, or any other agreement or instrument relating thereto;

      (3) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture or the Notes, or any other agreement or instrument relating thereto;

      (4) any exchange or release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

      (5) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this agreement, the Indenture or the Notes except as specifically set forth in a waiver granted pursuant to the provisions of the Indenture; or

      (6) any other circumstances which might otherwise constitute a defence available to, or a discharge of, Pledgor.

                                                                  EXECUTION COPY
                                     - 16 -


18.8 Limitation on Interest Payable. It is the intention of the parties to conform strictly to all laws relating to the eligibility and rate of interest chargeable that are applicable to the transaction of which this Agreement is a part. All agreements between Pledgor and Trustee, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by Pledgor for the use, forbearance or detention of the money to be loaned or advanced under the Indenture or any related document, or for the payment or performance of any covenant or obligation contained herein or in the Indenture, exceed the maximum amount permissible under applicable laws. If under any circumstances whatsoever fulfilment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances Pledgor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable laws shall be applied to the reduction of the principal amount owing in respect of the Secured Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to Pledgor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit or advancement of funds by Trustee shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date of this Agreement until payment in full of the Secured Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

The parties have executed this Agreement on November 27, 1996 at __ a.m. (Halifax, Nova Scotia time).

                                   STATIA TERMINALS CORPORATION N.V.,
                                   as Pledgor


                                   By: /s/ David B. Pittaway
                                       ---------------------------------------
                                       Name: David B. Pittaway
                                       Title: President




                                   MARINE MIDLAND BANK, as Trustee


                                   By: /s/ Eileen M. Hughes
                                       ---------------------------------------
                                       Name: Eileen M. Hughes
                                       Title: Assistant Vice President

                                   SCHEDULE A

                                 Pledged Shares

                                                                                PERCENTAGE
                                                                                OF ALL
                                                            NUMBER OF           CAPITAL OR
                                                            SHARES              OTHER
                                                            AUTHORIZED,         EQUITY
                CLASS OF      PAR           CERTIFICATE     ISSUED AND          INTERESTS OF
ISSUER          STOCK         VALUE         NO(S).          OUTSTANDING         ISSUER
------          --------      -----         -----------     -----------         ------------
Statia          common        None          [  ]            1 million           100%
Terminals                                                   authorized; one
Canada,                                                     issued and
Incorporated                                                outstanding.

Statia          common        $10           None            10 million          0%
Terminals                                                   authorized; none
Canada,                                                     issued and
Incorporated                                                outstanding

                                   SCHEDULE B

                                     Filings

                                    EXHIBIT I

                                PLEDGE AMENDMENT


      This Pledge Amendment, dated ______________, is delivered pursuant to
Section 6 of the Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Securities Pledge Agreement, dated as of ____________________, between the undersigned and _______________________
(the "Agreement"; capitalized terms used herein and not defined have the meanings ascribed to them in the Agreement) and that the Pledged Shares listed on this Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations.


                                   _______________________,
                                    as Pledgor


                                   By: _________________________________
                                       Name:
                                       Title:

                                 Pledged Shares


                                                                  PERCENTAGE OF
                                                                  ALL CAPITAL OR
                                                                  OTHER EQUITY
            CLASS         PAR      CERTIFICATE      NUMBER        INTERESTS OF
ISSUER      OF STOCK      VALUE     NO(S).          OF SHARES     ISSUER
------      --------      -----    -----------      ---------     --------------